Exhibit 10.1

AMENDMENT NO. 1 TO THE
AT THE MARKET OFFERING AGREEMENT

This Amendment No. 1 (the “Amendment”) to the At The Market Offering Agreement originally dated as of April 8, 2022 (the “Original Agreement”), by and between Canaan Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and H.C. Wainwright & Co., LLC (the “Manager”) is dated as of November 23, 2022. Capitalized terms not defined herein shall have the meanings assigned to them in the Original Agreement.

WITNESSETH:

WHEREAS, on April 8, 2022, the Company and the Manager entered into the Original Agreement;

WHEREAS, the parties now desire to amend the Original Agreement pursuant to Section 14 of the Original Agreement;

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Original Agreement is hereby amended as follows:

1. Section 1 is hereby amended to add new definitions of “Amendment No. 1” and “Amendment No. 1 Effective Date” in the appropriate alphabetical order to read as follows:

“Amendment No. 1” means Amendment No. 1 to the At The Market Offering Agreement originally dated as of April 8, 2022, between the Company and the Manager, dated as of November 23, 2022.

“Amendment No. 1 Effective Date” means the date the Amendment No. 1 became effective.”

2. The lead-in paragraph of Section 3 shall be deleted in its entirety and replaced with the following:

“Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager at the Execution Time or the Amendment No. 1 Effective Date, as applicable, and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below or in the Registration Statement, the Prospectus or the Incorporated Documents.”

3. Section 3(c) shall be deleted in its entirety and replaced with the following:

“Authorization and Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. As of the Amendment No. 1 Effective Date and any such time this representation is repeated or deemed to be made, the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed and delivered by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.”

4. Section 3(ee) shall be deleted in its entirety and replaced with the following:

“Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) as of the Amendment No. 1 Effective Date and any such time this representation is repeated or deemed to be made, has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for those being contested in good faith by appropriate proceedings and for which appropriate reserves have been established to the extent required in accordance with GAAP and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.”

5. Section 4(a) shall be deleted in its entirety and replaced with the following:

“Right to Review Amendments and Supplements to Registration Statement and Prospectus. During any period when the delivery of a prospectus relating to the ADSs is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act in connection with the offering or the sale of ADSs, the Company will not file any amendment to the Registration Statement or supplement (including any Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects, provided, however, that the Company will have no obligation to provide the Manager any advance copy of such filing or to provide the Manager an opportunity to object to such filing if the filing does not name the Manager and does not relate to the transaction contemplated herein. The Company has properly completed the Base Prospectus and filed such Base Prospectus with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time. The Company shall properly complete the Prospectus Supplement relating to the sale of up to $750,000,000 Ordinary Shares represented by the ADSs, in a form approved by the Manager, and file such Prospectus Supplement with the Commission, and will cause any subsequent supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence reasonably satisfactory to the Manager of such timely filing, provided that such filing names the Manager or relates to the transaction contemplated herein. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172, 173 or any similar rule) is required under the Act in connection with the offering or sale of the ADSs, any amendment to the Registration Statement shall have been filed or become effective (other than any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act), (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the ADSs for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.”

6. Section 4(c) shall be deleted in its entirety and replaced with the following:

Notification of Subsequent Filings. During any period when the delivery of a prospectus relating to the ADSs is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, provided that such notification to the Manager shall not be required if a Sales Notice is not pending at the time of such event and if there has been no sale of ADSs under this Agreement at the time of such event, but such notification shall be required prior to delivery by the Company of any instruction to the Manager to sell ADSs hereunder, (ii) subject to Section 4(a), prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

7. Section 4(e) shall be deleted in its entirety and replaced with the following:

Delivery of Registration Statement. Upon the request of a Manager, the Company will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request, provided that the Company shall not be required to furnish any documents (other than the Prospectus) to the Manager to the extent that such document is available on EDGAR. The Company will pay the expenses of printing or other production of all documents relating to the offering.

8. Section 4(g) shall be deleted in its entirety and replaced with the following:

Free Writing Prospectus. The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, provided, however, that the Company will have no obligation to obtain the prior written consent of the Manager before it makes any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus”, if the offer does not name the Manager and does not relate to the transaction contemplated herein. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

9. Section 4(h) shall be deleted in its entirety and replaced with the following:

Subsequent Equity Issuances. The Company shall not deliver any Sales Notice hereunder (and any Sales Notice previously delivered shall not apply during such three Business Days) for at least three (3) Business Days prior to the date on which the Company or any Subsidiary offers, sells, issues, contracts to sell, contracts to issue or otherwise disposes of, directly or indirectly, any other ADSs, Ordinary Shares or any Ordinary Share Equivalents (other than the ADSs issuable pursuant to this Agreement), subject to the Manager’s right to waive this obligation, provided that, without compliance with the foregoing obligation, the Company may issue and sell Ordinary Shares and/or ADSs i) if there are no limitations on the ability to sell ADSs by the Company pursuant to Regulation M; or ii) pursuant to any employee equity plan, stock ownership plan or dividend reinvestment plan of the Company in effect from time to time, and the Company may issue Ordinary Shares and/or ADSs upon the conversion or exercise of Ordinary Share Equivalents outstanding as of the Amendment No. 1 Effective Date or pursuant to any obligations of the Company in respect of any existing agreements, arrangements or instruments of the Company as of the Amendment No. 1 Effective Date, and the Company may issue Ordinary Shares or ADSs to employees, directors, officers, consultants, and advisors as compensation for employment or services in the ordinary course of business.

3. (A) This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

(B) Except as amended hereby, the terms and provisions of the Original Agreement shall remain in full force and effect, and the Original Agreement is in all respects ratified and confirmed. On and after the date of this Amendment, each reference in the Original Agreement to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to the Original Agreement as amended by this Amendment.

(C) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first stated above.

CANAAN INC.

By:	/s/ Nangeng Zhang

Name: Nangeng Zhang
Title: Chairman and Chief Executive Officer

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera

Name: Edward D. Silvera
Title: Chief Operating Officer